UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2023

Energy Vault Holdings, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-39982	85-3230987
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

4360 Park Terrace Drive, Suite 100

Westlake Village,California, 91361

(Address of principal executive offices, including zip code)

(805) 852-0000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NRGV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2).

☒ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

This Current Report on Form 8-K/A is being filed by Energy Vault Holdings, Inc. (the “Company”) as an amendment (the “Amendment”) to the Current Report on Form 8-K that the Company filed with the Securities and Exchange Commission on May 25, 2023 to announce the preliminary results of the Annual Meeting of Stockholders. This Amendment is being filed to disclose the final voting results received from the independent inspector of election for the Annual Meeting of Stockholders.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 25, 2023, Company held its Annual Meeting of Stockholders. The matters voted upon at the meeting and the final results of those votes, as informed on May 26, 2023 by the independent inspector of election of the Annual Meeting of Stockholders, were as follows:

Proposal 1 - Election of Class II Directors

	Votes For	Votes Withheld	Broker Non-Votes
Zia Huque	90,542,664	1,632,886	19,672,794
Theresa Fariello	92,052,529	123,021	19,672,794
Thomas Ertel	88,384,944	3,790,606	19,672,794

Proposal 2 - Ratification of the appointment of BDO USA, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
111,736,415	51,928	60,001	—

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERGY VAULT HOLDINGS, INC.

Date: May 26, 2023	By:	/s/ Josh McMorrow
Josh McMorrow
Chief Legal Officer